Exhibit 99.4

Risks Related to the Merger

If LSI and Royston are unable to complete the Merger, in a timely manner or at all, each company’s business and LSI’s stock price may be adversely affected.

The obligations of LSI and Royston to consummate the Merger are subject to the satisfaction, or waiver by LSI, of the conditions described in the section titled “Conditions to Closing; Termination” in Article VIII of the Merger Agreement, including the receipt of required regulatory approvals.

The required satisfaction of the closing conditions could delay the completion of the Merger for a significant period of time or prevent it from occurring. Any delay in completing the Merger could cause LSI not to realize some or all of the benefits that LSI expects to achieve following the Merger.

If the Merger is not completed or is delayed, LSI’s stock price could fall to the extent that the Company’s current stock price reflects an assumption that the Merger will be completed on the expected timeline. Furthermore, if the Merger is delayed or is not completed and the Merger Agreement is terminated, LSI and Royston may suffer other consequences that could adversely affect each of their businesses and results of operations, including the following:

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each has incurred and will continue to incur costs relating to the Merger (including significant legal and financial advisory fees), and many of these costs are payable whether or not the Merger is completed;

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matters relating to the Merger (including integration planning) may require substantial commitments of time and resources by LSI’s and Royston’s management team, which could otherwise have been devoted to conducting their respective businesses or other opportunities that may have been beneficial to either company;

●	LSI and Royston may be subject to legal proceedings related to the Merger or the failure to complete the Merger;

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a delay in completing the Merger, or failure to complete the Merger, negative perceptions about the Merger, or other factors beyond LSI’s and Royston’s control, may result in negative publicity and a negative perception in the investment community; and

●	any disruptions to LSI’s or Royston’s business resulting from the announcement and pendency of the Merger.

If the Merger is not completed by the Outside Date, either LSI or Royston may have the right to terminate the Merger Agreement.

If the conditions to the obligations of either LSI or Royston to consummate the Merger Agreement are not satisfied or (where permissible) waived by the Outside Date, either LSI or Royston may have the right to terminate the Merger Agreement. LSI or Royston may elect to terminate the Merger Agreement in certain other circumstances, and LSI or Royston can mutually decide to terminate the Merger Agreement at any time prior to the closing of the Merger.

The announcement of and uncertainty about the Merger may adversely affect LSI’s and Royston’s relationships with their respective customers, suppliers, and employees, which could negatively affect each company’s business, whether or not the Merger is completed.

The announcement of the Merger may cause uncertainties in LSI’s and Royston’s relationships with their respective customers and suppliers which could impair each company’s ability to maintain or expand its business. Furthermore, uncertainties about the Merger may cause current and prospective employees of LSI and Royston to experience uncertainty about their future with their respective companies. These uncertainties may impair the ability of LSI and Royston to retain, recruit or motivate key employees which could affect their respective businesses.

The regulatory approvals required in connection with the Merger may not be obtained or may contain materially burdensome conditions.

Completion of the Merger is conditioned upon the receipt of certain regulatory approvals, including antitrust filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and neither LSI nor Royston can provide assurance that these approvals will be obtained. If any conditions or changes to the proposed structure of the Merger are required to obtain these regulatory approvals, they may jeopardize or delay completion of the Merger or reduce the anticipated benefits of the Merger. If LSI agrees to any material conditions in order to obtain any approvals required to complete the Merger, the business and results of operations of the combined company may be adversely affected.

LSI, Royston and the combined company may be subject to litigation in connection with the Merger.

Lawsuits may be filed against LSI and Royston, their respective subsidiaries, and/or their respective directors or executive officers in connection with the Merger and/or the related transactions. In addition, lawsuits may be filed against the combined company following the Merger. If any such lawsuit is filed, it could result in a reduction in the stock price of LSI or the combined company following the Merger, substantial costs and diversion of management’s attention and resources, which could adversely affect the business, financial condition or results of operations of LSI, Royston and the combined company whether or not a settlement or other resolution is achieved.

Risks Related to the Combined Company

LSI may not realize the benefits anticipated from the Merger, which could adversely affect LSI’s stock price.

The anticipated benefits from the Merger are, necessarily, based on projections and assumptions about the combined business of LSI and Royston, which may not materialize as expected or which may prove to be inaccurate. LSI’s ability to achieve the anticipated benefits will depend on its ability to successfully and efficiently integrate the business and operations of Royston with those of LSI and achieve the expected synergies. LSI may encounter significant challenges with successfully integrating and recognizing the anticipated benefits of the Merger, including the following:

•	potential disruption of, or reduced growth in, LSI’s historical core businesses, due to diversion of management attention and uncertainty with LSI’s current customer and supplier relationships;

•	challenges arising from the expansion into those Royston jurisdictions where LSI does not currently operate or have significant operations;

•	coordinating and integrating research and development teams across technologies and products to enhance product development;

•	consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business systems;

•	coordinating sales and marketing efforts to effectively position LSI’s capabilities and the direction of product development;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining Royston’s business with LSI’s business;

•	limitations prior to the completion of the Merger on the ability of management of LSI and of Royston to conduct planning regarding the integration of the two companies;

•	the increased scale and complexity of LSI’s operations resulting from the Merger;

•	retaining key employees, suppliers and other partners of LSI and Royston;

•	obligations that LSI will have to counterparties of Royston that arise as a result of the change in control of Royston;

•	difficulties in anticipating and responding to actions that may be taken by competitors in response to the Merger; and

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LSI’s assumption of and exposure to unknown or contingent liabilities of Royston. In addition, LSI’s anticipated benefits of the Merger contemplate significant cost-saving synergies over time. Consequently, even if LSI is able to successfully integrate the operations of Royston with its own, LSI may not realize the full benefits of the Merger if it is unable to identify and implement the anticipated cost savings or if the actions taken to implement such cost-savings have unintended consequences on LSI’ other business operations.

If LSI does not successfully manage these issues and the other challenges inherent in integrating an acquired business then it may not achieve the anticipated benefits of the Merger, LSI could incur unanticipated expenses and charges and its operating results and the value of its common stock could be materially and adversely affected.

The Merger may result in significant charges or other liabilities that could adversely affect the financial results of the combined company.

LSI has incurred, and expects to continue to incur a number of non-recurring costs associated with the Merger. The substantial majority of the non-recurring expenses will consist of transaction and regulatory costs related to the Merger. LSI will also incur transaction fees and costs related to formulating and implementing integration plans, including system consolidation costs and employment-related costs. LSI continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred from the Merger and integration. Although LSI anticipates that the elimination of duplicative costs and the realization of other efficiencies and synergies related to the integration should allow LSI to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. As a result, the financial results of LSI following the Merger may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the Merger and the integration of the business and operations of Royston.

Furthermore, as a result of the Merger, LSI will record a significant amount of goodwill and other intangible assets on its consolidated financial statements, which could be subject to impairment based upon future adverse changes in LSI’s business or prospects including its inability to recognize the benefits anticipated by the Merger.

In addition, upon the completion of the Merger, LSI will be liable for some or all of Royston’s liabilities that LSI may have failed to or been unable to identify in the course of performing due diligence. If LSI is not able to completely assess the scope of these liabilities or if these liabilities are neither probable nor estimable at this time, LSI’s future financial results could be adversely affected by unanticipated reserves or charges, unexpected litigation or regulatory exposure, unfavorable accounting charges, unexpected increases in taxes due, a loss of anticipated tax benefits or other adverse effects on its business, operating results or financial condition. The price of LSI’s common stock following the Merger could decline to the extent the combined company’s financial results are materially affected by any of these events.

LSI’s actual financial position and results of operations following the Merger may differ, possibly materially, from the unaudited pro forma condensed combined financial information included in this report.

The unaudited pro forma financial information contained in this Current Report on Form 8-K is presented for illustrative purposes only and may not be an indication of LSI’s financial condition or results of operations following the Merger. The unaudited pro forma financial information has been derived from the historical audited and unaudited consolidated financial information of LSI and Royston, respectively, and certain adjustments and assumptions have been made regarding LSI after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with accuracy. For example, the unaudited pro forma financial information does not reflect all costs that are expected to be incurred by LSI in connection with the Merger. Additionally, the Merger and post-Merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the Merger or in connection with the post-Merger integration process may significantly increase the related costs and expenses incurred by LSI. As a result, LSI’s actual financial condition and results of operations following the completion of the Merger may not be consistent with, or evident from, the unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may prove to be inaccurate, and other factors may affect LSI’s financial condition or results of operations following the consummation of the Merger. Any potential decline in LSI’s financial condition or results of operations may cause significant variations in the market price of its common stock following the Merger. For additional information, see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” contained in this Current Report on Form 8-K.

The issuance of shares of our common stock in connection with the Merger will dilute the ownership and voting interests of existing LSI stockholders and may adversely affect the market price of our common stock.

Pursuant to the Merger Agreement, we will issue shares of our common stock as a portion of the Merger consideration, which will dilute the ownership percentage and voting power of our existing stockholders. As a result, our existing stockholders will have a reduced ownership and voting interest in the combined company and will therefore have less influence over the management and policies of the combined company than they currently exercise over LSI’s management and policies. Such dilution will, among other things, limit the ability of current LSI stockholders to influence matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions following the Merger.

In addition, the issuance of a number of shares of our common stock in connection with the Merger could adversely affect the market price of our common stock, including through dilution of earnings per share or otherwise. Any dilution of, or delay in achieving any accretion to, earnings per share could cause the market price of our common stock to decrease.

LSI may experience difficulties integrating Royston’s business and realizing cost synergies and other anticipated benefits of the Merger.

Achieving the anticipated benefits of the Merger will depend in significant part upon whether LSI and Royston integrate their businesses in an efficient and effective manner. LSI has been able to conduct only limited planning regarding the integration of the companies following the Merger and has not yet fully determined the exact nature of how the businesses and operations of the companies will be combined after the Merger. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. The companies may not be able to accomplish the integration process smoothly, successfully or on a timely basis.

If LSI is unable to achieve the cost synergies and other anticipated benefits within the expected timeframe, or at all, LSI’s business, financial condition, results of operations and the trading price of its common stock may be materially adversely affected. The integration of the two companies may result in material challenges, including, without limitation:

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coordinating geographically separated organizations, including in international markets with differing business, legal, and regulatory climates, and addressing possible differences in corporate cultures and management philosophies;

•	consolidating corporate, administrative and compliance infrastructures and eliminating duplicative operations;

•	operating numerous systems and controls, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance;

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the diversion of management’s attention from ongoing business concerns, day-to-day operations, and performance shortfalls at one or both of the companies as a result of the devotion of management’s attention to the Merger and related integration responsibilities;

•	the disruption of, or loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies;

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maintaining employee morale and focus, retaining key management and other employees and the possibility that the integration process and potential organizational changes may adversely impact the ability to maintain employee relationships;

•	any inability of management to successfully and timely integrate the operations of the two companies;

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retaining existing business and operational relationships, including but not limited to, agents, brokers, franchisees, affiliates, customers, real estate partners, employees and other counterparties, and attracting new business and operational relationships;

•	unanticipated issues in integrating information technology, communications and other complex systems; and

•	any other unforeseen expenses, costs, liabilities or delays associated with the Merger or the integration.

The combined company’s inability to integrate other recently acquired businesses or to successfully complete future acquisitions could limit its future growth or otherwise be disruptive to its ongoing business.

LSI has pursued several acquisitions in recent years. LSI completed its acquisitions of Canada’s Best Holdings (“CBH”) and EMI Industries, LLC (“EMI”) in March 2025 and April 2024, respectively. LSI is still in the process of integrating the recently acquired businesses and assets, including CBH and EMI, and, following the Merger, will also need to successfully integrate the overall businesses of LSI and Royston in the combined company. Additionally, LSI may pursue future acquisitions that it believes will be complementary to its business. The anticipated benefits and synergies from recently completed acquisitions or future acquisitions may not materialize to the extent projected or at all.

If LSI is unable to implement and maintain effective internal control over financial reporting following completion of the Merger, LSI may fail to prevent or detect material misstatements in its financial statements, in which case investors may lose confidence in the accuracy and completeness of its financial reports and the market price of its securities may decline.

LSI and Royston currently maintain separate internal control over financial reporting with different financial reporting processes and different process control software. LSI plans to integrate its internal control over financial reporting with that of Royston. LSI may encounter difficulties and unanticipated issues in combining LSI and Royston respective accounting systems due to the complexity of the financial reporting processes. LSI may also identify errors or misstatements that could require audit adjustments. If LSI is unable to implement and maintain effective internal control over financial reporting following completion of the Merger, LSI may fail to prevent or detect material misstatements in its financial statements, in which case investors may lose confidence in the accuracy and completeness of its financial reports and the market price of its securities may decline.

Royston may have liabilities that are not known, probable, or estimable at this time.

After the Merger, Royston will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting Royston, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of Royston that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of Royston relating to claims of infringement or misappropriation of third-party intellectual property or other proprietary rights, tax liabilities and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on the combined company’s financial results. LSI may learn additional information about Royston that adversely affects the combined company, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third-party intellectual property or other proprietary rights.

Royston is subject to numerous legal and regulatory regimes and the combined business could be harmed by changes to, or the interpretation or the application of, the laws and regulations of each of the jurisdictions in which it operates.

In addition to the United States, Royston maintains limited operations in Mexico and China. The international scope of Royston’s business will require the combined company to comply with a wide range of national and local laws and regulations, which may in certain cases diverge from or even conflict with each other.

In countries where LSI and Royston operate, legislators and regulatory authorities may introduce new interpretations of existing laws and regulations or introduce new legislation or regulations concerning the business of LSI and/or Royston. Changes in government regulation of or successful challenges to the business model used by LSI or Royston in certain markets may require the combined company to change its existing business models and operations. Any additional regulatory scrutiny or changes in legal requirements may impose significant compliance costs and make it uneconomical for the combined company to continue to operate in all of the current markets or to expand in accordance with the combined company’s strategy, particularly if regulations or their interpretations vary greatly or conflict between different operating countries. This may negatively impact the combined company’s revenue and profitability by preventing the combined company’s business from reaching sufficient scale in particular markets or having to change its business model or incur additional costs, which would adversely impact the combined company after the completion of the Merger.

The combined company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

The combined company will have goodwill and other intangible assets resulting from the Merger. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, the combined company will evaluate this goodwill and other intangible assets for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the combined company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to the combined company’s results of operations.

The combined company may be unable to manage its growth effectively.

The combined company’s growth strategy will place significant demands on its financial, operational and management resources. In order to continue its growth, the combined company may need to add administrative and other personnel, and will need to make additional investments in operations and systems. There can be no assurance that the combined company will be able to find and train qualified personnel, or do so on a timely basis, or expand its operations and systems to the extent, and in the time, required.

Uncertainties associated with the Merger may cause a loss of key personnel, which could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects.

The success of the combined company will depend on the experience, industry knowledge, and continued contributions of key employees and officers. Each company’s success while the Merger is pending and the success of the combined company after the completion of the Merger will depend in part upon the ability of LSI and Royston to retain certain management. In addition, current and prospective personnel of LSI and Royston may experience uncertainty about their roles while the Merger is pending and following the completion of the Merger, which may have an adverse effect on the ability of each of LSI and Royston to attract or retain management and other key personnel. LSI and Royston could face disruptions in their operations, loss of existing agents, brokers, franchisees, affiliates, customers, and real estate partners, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs, among other things. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects. Accordingly, no assurance can be given that LSI and Royston, while the Merger is pending, and the combined company, after the completion of the Merger, will be able to attract or retain management and other key personnel to the same extent that LSI and Royston have previously been able to attract or retain their personnel.

Following the completion of the Merger, the Company’s exposure to fluctuations in foreign currency exchange rates will be increased.

Royston conducts a portion of its operations outside of the United States, including in Mexico and China, which also operate in their respective local currencies. Therefore, following the completion of the Merger, the combined company’s international operations will account for a more significant portion of overall operations than they do presently for LSI and its exposure to fluctuations in foreign currency exchange rates will increase. Because our financial statements will continue to be presented in U.S. dollars subsequent to the completion of the transaction, the local currencies will be translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, thereby increasing the foreign exchange translation risk.

Royston is not a reporting company and is not subject to the reporting, disclosure, and internal control requirements applicable to public companies, which may increase the risks associated with the Merger.

Royston is, and prior to the consummation of the Merger will remain, a private company that is not required to file periodic reports with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. As a result, investors do not have access to financial information and certain other information of Royston typically available for a reporting company. Although LSI has conducted due diligence in connection with the Merger, such due diligence may not have identified all existing or potential issues, liabilities, deficiencies, or risks affecting Royston’s business. Following the completion of the Merger, LSI may identify matters relating to Royston’s operations, financial reporting, internal controls, tax positions, compliance practices, or historical performance that could require remediation, result in additional costs or liabilities, or otherwise adversely affect the combined company’s business, financial condition, results of operations, or prospects.

Risks Related to Royston

Historical financial information of Royston may not be indicative of its future performance as part of the combined company.

As a privately held company, Royston’s historical financial performance may not be indicative of how Royston will perform following the Merger as part of a publicly traded organization. Differences in accounting policies, financial reporting practices, internal controls, and compliance requirements may affect the comparability of Royston’s historical financial information to that of LSI or to the combined company’s future financial results.

In addition, Royston’s historical operating results may not reflect the costs associated with operating as part of a public company structure, including enhanced compliance, reporting, internal control, audit, and governance requirements. For example, because Royston, prior to the Merger, was not subject to reporting requirements, it may not have accounting personnel specifically employed to review internal controls over financial reporting and other procedures or to ensure compliance with the requirements of the Sarbanes-Oxley Act of 2002. Bringing the legacy systems for these businesses into compliance with those requirements and integrating them into the combined company’s compliance and accounting systems may cause us to incur substantial additional expenses, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. As a result, the combined company’s future operating results may differ materially from Royston’s historical results, and investors should not rely on Royston’s historical performance as an indication of future performance following the Merger.

Certain risks, liabilities, or compliance issues affecting Royston may not have been fully identified prior to the Merger.

Because Royston has not been subject to public company reporting obligations, there may be risks, liabilities, compliance matters, or operational issues that were not required to be disclosed publicly and may not have been fully identified during LSI’s due diligence efforts prior to the closing of the Merger. These may include, among other things, contingent liabilities, contractual obligations, tax exposures, regulatory compliance matters, employment-related issues, environmental liabilities, or intellectual property risks.

If any such matters are identified following the completion of the Merger, the combined company may be required to incur significant costs, make additional disclosures, record reserves or charges, or take corrective actions that could materially and adversely affect its business, financial condition, results of operations, or the market price of LSI’s common stock.

Our ability to retain key personnel and attract qualified personnel is critical to our success.

Our success depends in large part on the continued contributions of our senior management team and other key employees, including those with expertise in research and development, manufacturing, sales, marketing, and operations. Competition for qualified personnel in our industry is intense, and we may not be able to retain our key employees or attract and retain additional qualified personnel in the future. The loss of the services of any of our key personnel, or our inability to attract and retain qualified personnel, could delay our product development efforts, disrupt our operations, and otherwise have a material adverse effect on our business, financial condition, and results of operations.

We depend on third-party suppliers for raw materials, and any price increase, shortage, delay, or disruption in supply could harm our operations.

We rely on third-party suppliers for certain raw materials that are critical to our manufacturing processes. The availability of these raw materials may be subject to market conditions, supplier capacity constraints, geopolitical instability, natural disasters, transportation disruptions, and other factors beyond our control. If our suppliers are unable or unwilling to provide us with raw materials in a timely manner or at acceptable prices, or if we are unable to find alternative sources of supply, we may experience production delays, increased costs, or an inability to meet customer demand. Any such supply chain disruption could have a material adverse effect on our business, financial condition, and results of operations

We may experience labor shortages or increased labor costs, which could adversely affect our business and results of operations.

Our operations depend on our ability to attract, train, and retain a sufficient number of qualified employees, including skilled manufacturing and production workers. We face competition for labor from other employers in our industry and geographic areas, and we may experience difficulty hiring and retaining employees due to labor market conditions, wage pressures, changing workforce demographics, or other factors. A shortage of qualified labor or increased labor costs could require us to pay higher wages for employees and incur a corresponding reduction in our profitability. Any such shortage may also result in production delays, increased operating expenses, or a decreased ability to produce sufficient quantities of our product to effectively serve our customers, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Our manufacturing operations are subject to risks that could disrupt production and adversely affect our business.

Our business depends on the efficient and uninterrupted operation of our manufacturing facilities. Our manufacturing operations are subject to various risks, including equipment failures or malfunctions, quality control issues, human error, power outages, information technology system failures, natural disasters, public health emergencies, and other events that could cause production delays, increased costs, or product defects. We may also face challenges in scaling our manufacturing capacity to meet increased demand or in implementing new manufacturing processes or technologies. Any significant disruption to our manufacturing operations could result in delivery delays, lost revenue, increased expenses, damage to our reputation, and potential liability, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending trademarks throughout the world would be prohibitively expensive. Competitors may use our licensed and owned technologies in jurisdictions where we have not licensed or obtained trademark protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain or license trademark protection, but where trademark enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed trademarks and any future trademark claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of trademarks and other intellectual property protection, which could make it difficult for us to stop the infringement of our registered trademarks and future trademarks we may own, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the U.S. As a result, we may encounter significant problems in protecting and defending our licensed and owned intellectual property both in the U.S. and abroad. For example, China, where we currently have a number of registered trademarks, currently affords less protection to a company’s intellectual property than some other jurisdictions. As such, the lack of strong intellectual property protection in China may significantly increase our vulnerability regarding unauthorized disclosure or use of our intellectual property and undermine our competitive position. Proceedings to enforce our future trademark rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Certain of Royston’s customer relationships are governed by agreements that contain certain restrictions on transfer or assignment upon a change of control, and failure to obtain required consents to or waivers of the same could adversely affect the combined company.

Royston is a party to various existing agreements, including joint venture agreements, supply agreements, and other commercial contracts that restrict Royston’s ability to sell, assign, transfer, or otherwise dispose of its interests without the prior written consent of the applicable counterparty. In connection with the Merger, such provisions may be triggered and require the consent of third parties to avoid a breach, default, termination right, or other adverse consequences under such agreements.

There can be no assurance that Royston will be able to obtain all required consents, waivers, or releases from the counterparties in a timely manner, on acceptable terms, or at all. Counterparties may condition their consent on modifications to existing contractual terms, accelerated payment obligations, or other concessions or restrictions that could be unfavorable to Royston and/or the combined company following the consummation of the Merger. Further, certain counterparties may elect to exercise rights of first refusal, termination rights, or other preferential remedies, which could result in the termination of or modification to material customer relationships.

If Royston is unable to obtain requisite consents or waivers, Royston and/or the combined company may be required to restructure certain customer relationships, incur additional costs, litigate disputes, forego certain contractual rights or benefits, or experience a loss of, or material adverse change in, certain business relationships, revenues, or assets. Any of the foregoing could have a material adverse effect on the business, financial condition, results of operations, and prospects of Royston, and, following the closing of the Merger, the combined company.

Royston operates internationally and is subject to foreign economic uncertainties and foreign currency fluctuation.

In addition to the United States, Royston operates on a limited based in Mexico and China. As a result, a certain portion of its revenues are denominated in foreign currencies, which may result in additional risk of fluctuating currency values and exchange rates and controls on currency exchange. Changes in the value of foreign currencies could increase Royston’s U.S. dollar costs for, or reduce its U.S. dollar revenues from, Royston’s foreign operations. Moreover, any increased costs or reduced revenues as a result of foreign currency fluctuations could affect Royston profits.

Royston faces uncertainty and adverse changes in the economy.

Adverse changes in the economy could negatively impact Royston’s business. Future economic distress may result in a decrease in demand for Royston’s products, which could have a material adverse impact on its operating results and financial condition. In addition, tariffs imposed by the U.S. government on certain imported goods, equipment, technology, or supplies used in Royston’s business, any retaliatory and/or reciprocal tariffs imposed on U.S. exports by foreign countries, including China, as well as any additional tariffs, duties, or other trade measures or restrictions could increase Royston’s operating costs, disrupt its supply chain, lead to changes in the business environment in which Royston operates, or otherwise have a material adverse effect on Royston’s business, financial condition, or results of operations. Uncertainty and adverse changes in the economy could also increase costs associated with developing and publishing products, increase the cost and decrease the availability of sources of financing, and increase Royston’s exposure to material losses from bad debts, any of which could have a material adverse impact on the financial condition and operating results of Royston.

War, terrorism, and other acts of violence may affect the markets in which Royston operates, its clients and its product and service delivery.

Royston business may be adversely affected by regional or global instability, disruption or destruction, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest. Such events may cause clients to delay their decisions on spending for the products and services provided by Royston and give rise to sudden significant changes in regional and global economic conditions and cycles. These events pose risks which could materially adversely affect Royston’s financial results.

Royston is subject to various government regulations, restrictions and requirements, and may be subject to additional regulations in the future, violation of which could harm or add costs to Royston’s business.

Legislative changes in the United States and throughout the world, including changes in regulatory policy in Royston’s operations, may affect its ability to meet schedules for delivering products to its customers and providing services to its customers. In addition, such changes and/or Royston’s non-compliance of the lawful requirements due to such changes, may cause Royston additional expenses and/or cause the imposition of new restrictions on its operations and thus impair its ability to provide services to customers or to expand the geographic footprint of its operations.

Royston’s information technology systems are subject to cyber risks and other disruptions that could adversely affect its business.

Royston relies on information technology systems and third-party service providers to operate its business, including for communications, financial reporting and operational processes. These systems are subject to risks from cyber-attacks, ransomware, data breaches, natural disasters, power and telecommunications outages, and other events beyond Royston’s control. Although Royston has implemented security measures, business continuity plans and other safeguards designed to protect its systems and data, such measures may not be effective against increasingly sophisticated threats.

A significant cybersecurity incident or other system disruption could result in service interruptions, loss of data, operational delays, reputational harm, regulatory exposure, or financial loss. Any such event could materially and adversely affect Royston’s business, financial condition and results of operations.

Royston is, and may be in the future, subject to litigation and other legal proceedings that could have a material adverse effect on its business, financial condition and results of operations.

Royston is, and from time to time may be, subject to litigation, claims, investigations, arbitration proceedings or other legal or regulatory matters arising in the ordinary course of its business, including commercial disputes, contract claims, intellectual property matters, employment-related claims, product liability claims, and other proceedings. The outcome of such matters is inherently uncertain, and adverse judgments, settlements or regulatory determinations could result in monetary damages, penalties, fines, injunctive relief or other remedies that could negatively impact Royston’s business, financial condition and results of operations.

Even if Royston ultimately prevails in any such matter, litigation and other proceedings can be time-consuming, costly and disruptive to normal business operations, divert management’s attention and resources, and harm Royston’s reputation and customer relationships. In addition, the costs of defending such matters may not be fully covered by insurance or indemnification arrangements, and insurance coverage may be unavailable or insufficient to cover all losses or claims. As a result, the resolution of current or future legal proceedings could have a material adverse effect on Royston’s business, financial condition and operating results.

Risks Related to LSI

LSI’s and Royston’s businesses are and will be subject to the risks described above. In addition, you should read and consider the risks to LSI’s business that will also affect the combined company after closing of the Merger, which are described in LSI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference into this document, and in other documents that are incorporated by reference into this document.